                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

                                          [_]  Confidential, for Use of the
[X] Definitive Proxy Statement                 Commission Only (as Permitted
                                               by Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 14a-11(c) or Section 14a-12


                                   ATG INC.
               (Name of Registrant as Specified in Its Charter)

                                      N/A
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                                  [ATG LOGO]

                                                                  June 18, 1999

Dear Shareholder:

  Enclosed are the proxy materials for the 1999 Annual Meeting of Shareholders, our first as a public company. I hope you will be able to join us on July 15, 1999, and take the opportunity to meet members of the dedicated team who have contributed to the success of the Company.

  In the meantime, I urge you to carefully review all of the proposals in the proxy statement and I solicit your support of the Board's recommendation on these proposals.

                                          Sincerely,

                                          Doreen M. Chiu
                                          Chairman, President and Chief
                                           Executive Officer

                                   ATG INC.
                            47375 Fremont Boulevard
                           Fremont, California 94538

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD JULY 15, 1999

To the Shareholders:

  Notice is hereby given that the Annual Meeting of Shareholders of ATG Inc. (the "Company") will be held at The Westin Santa Clara, 5101 Great America Parkway, Santa Clara, California on Thursday, July 15, 1999 at 10:00 a.m. Pacific Daylight Time, for the following purposes:

    1. To elect seven directors of the Company to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualify.

    2. To approve an amendment to increase by 500,000 the number of shares available for option grants under the Company's 1998 Stock Ownership Incentive Plan (the "Incentive Plan").

    3. To consider and act upon such other business as may properly come before the meeting or any adjournment(s) thereof.

  Shareholders of record as of the close of business on May 17, 1999 are entitled to receive notice of and to vote at the meeting or any adjournment(s) thereof.

                                          By Order of the Board of Directors

                                          Frank Y. Chiu
                                          Secretary

Fremont, California
June 18, 1999


                            YOUR VOTE IS IMPORTANT

 WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING OF
 SHAREHOLDERS, PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                   ATG INC.
                            47375 Fremont Boulevard
                               Fremont, CA 94538

                               ----------------

                                PROXY STATEMENT

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General Information

  This Proxy Statement is solicited by and on behalf of the Board of Directors of ATG Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at The Westin Santa Clara, 5101 Great America Parkway, Santa Clara, California on Thursday, July 15, 1999 at 10:00 a.m. Pacific Daylight Time, and at any adjournment(s) thereof. The approximate date on which this Proxy Statement and the accompanying Proxy was first given or sent to security holders was June 18, 1999.

  Each Proxy executed and returned by a shareholder may be revoked at any time thereafter, by written notice to that effect to the Company, attention of the Secretary, prior to the Annual Meeting, or in person to the Chairman of, or the Inspectors of Election at, the Annual Meeting, or by the execution and return of a later-dated Proxy, except as to any matter voted upon prior to such revocation.

  The Proxies in the accompanying form will be voted in accordance with the specifications made thereon and where no specifications are given, such Proxies will be voted FOR all proposals herein. In the discretion of the proxy holders, the Proxies will also be voted FOR or AGAINST such other matters as may properly come before the Annual Meeting. The management of the Company is not aware that any other matters are to be presented for action at the Annual Meeting.

  The solicitation of proxies generally will be by mail and by directors, officers, and regular employees of the Company without additional compensation. In some instances, solicitation may be made by telephone or other means. All costs incurred in connection with the solicitation of proxies will be borne by the Company. Arrangements may be made with brokers and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company may reimburse them for reasonable out-of-pocket and clerical expenses in forwarding such material.

Record Date And Voting Rights

  Only shareholders of record at the close of business on May 17, 1999 will be entitled to notice of and to vote at the Annual Meeting or any and all adjournments thereof. Each share of the Company's Common Stock, no par value per share (the "Common Stock"), outstanding on that date is entitled to one vote on each of the matters to be presented at the Annual Meeting. As of April 28, 1999, there were 14,047,221 shares of Common Stock outstanding. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Abstentions are counted in tabulations of the votes cast on proposals presented to the shareholders, whereas broker non-votes are not counted for purpose of determining whether a proposal has been approved.

  Notwithstanding the foregoing description of voting rights, shareholders may exercise cumulative voting rights with respect to the election of directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of directors to be elected (seven) multiplied by the number of votes held in his or her name on the record date. This total number of votes may be cast for one nominee or may be distributed among as many candidates as the shareholder desires. Pursuant to California law, no shareholder can cumulate votes unless, prior to the voting at the Annual Meeting, a shareholder has given notice of the shareholder's intention to cumulate the shareholder's votes at the Annual Meeting and the nominee for which the shareholder intends to cumulate votes has properly been nominated. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. The Board of Directors does not, at this time, intend to give such notice or to cumulate the votes it may hold pursuant to the Proxies solicited herein unless the required notice by a shareholder is given, in which event votes represented by Proxies delivered pursuant to this Proxy Statement may be cumulated in the discretion of the proxy holders, in accordance with the recommendation of the Board of Directors. Therefore, discretionary authority to cumulate votes in such event is solicited in this Proxy Statement.

Shareholder Information

  A copy of the Company's 1998 Annual Report to shareholders, including financial statements and schedules, is enclosed with these proxy solicitation materials. In compliance with Rule 14a-3 promulgated under the Securities Exchange Act of 1934, the Company hereby undertakes to provide, without charge to each person solicited upon written request, a copy of the Company's 1998 Annual Report on Form 10-K, including the financial statements and financial schedules thereto. Requests for such copies should be directed to ATG Inc., 47375 Fremont Boulevard, Fremont, California 94538, Attention: Investor Relations.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

  Seven directors will be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualify. It is intended that the Proxies will be voted for the following nominees, but the holders of the Proxies reserve discretion to cast votes for individuals other than the nominees for director named below in the event of the unavailability of any such nominee. The Company has no reason to believe that any of the nominees will become unavailable for election. Set forth below are the names of the nominees, age, position with the Company, the year in which first elected a director of the Company, principal occupation and certain other information concerning each of the nominees.

  Doreen M. Chiu, 45, has served as President, Chief Executive Officer and Chairman of the Board since joining the Company in 1984. Prior to joining the Company, Ms. Chiu owned her own certified public accounting firm. Ms. Chiu is a California CPA and holds a Bachelor of Arts degree in Business Administration from the University of Wisconsin. Ms. Chiu is the wife of Frank Chiu.

  Frank Y. Chiu, 45, joined the Company in 1980 as Financial Controller, became Vice-President and a director of the Company in 1984, and became Executive Vice-President in 1992. Mr. Chiu holds a Bachelor of Arts degree in Business Administration and a Master's degree in Business Administration from the University of Wisconsin. Mr. Chiu is the husband of Doreen Chiu.

  William M. Hewitt, 52, joined the Company in April 1997 as President--Waste Management Services. He became a director in May 1998. Mr. Hewitt has over 26 years of domestic and international professional management experience, primarily in the waste minimization and environmental fields. From 1994 until joining the Company, Mr. Hewitt was the President of Hewitt Management Services, Inc., a consulting firm providing strategic planning and other business advice in the areas of pollution prevention, waste minimization and strategic environmental management. During this period, Mr. Hewitt also served as a Group President of Philip Environmental Services Companies, in which capacity he designed and implemented the strategic, organizational and marketing approach for integrating that group of companies. From 1990 to 1994, he held a number of positions with companies in the WMX Technologies Affiliates group, including Vice-President, Strategic Planning, of Rust International, Inc. from 1993 to 1994, and President of Rust Federal Environmental Services (formerly CWM FES) from 1991 to 1993. Mr. Hewitt holds a Bachelor of Science degree in Chemical

Engineering from the University of Rhode Island and a Master of Science degree in Mechanical/Nuclear Engineering from Catholic University of America.

  Steven J. Guerrettaz, 53, has served as Chief Financial Officer since joining the Company in December 1997 and as a director since May 1998. From May 1994 until joining the Company, Mr. Guerrettaz was the Vice President-- Finance of Thermatrix Inc., a publicly traded supplier of flameless thermal oxidation equipment for the thermal treatment of volatile organic compounds and hazardous air pollutants. From 1988 to 1994, Mr. Guerrettaz was the Vice President Regional Controller for Chemical Waste Management, Inc. Mr. Guerrettaz is a former audit partner of Arthur Andersen LLP. He is a California CPA and holds a Bachelor of Science degree in accounting from San Jose State University.

  Andrew C. Kadak, 52, has been a director of the Company since May 1998. Mr. Kadak has over 30 years of experience in the nuclear power industry. Since 1997 he has been President of Kadak Associates, Incorporated, a firm providing consulting services to the nuclear power industry. From 1989 to 1997, Mr. Kadak served as President and Chief Executive Officer of Yankee Atomic Electric Company ("Yankee"), a company which operates nuclear power plants in the Northeastern United States. Mr. Kadak serves on the Board of Directors of the American Nuclear Society, a nuclear industry trade group, and is currently a visiting Senior Lecturer in the Nuclear Engineering Department of the Massachusetts Institute of Technology ("MIT"). He holds a Bachelor of Science degree in Mechanical Engineering from Union College, a Master's degree in Business Administration from Northeastern University and a Master of Science degree and a Ph.D. in Nuclear Engineering from MIT.

  Earl E. Gjelde, 54, has been a director of the Company since May 1998. Since 1993 Mr. Gjelde has been Managing Director of Summit Energy Group, Ltd., an energy development company. From 1991 to 1993, he served as Vice President of Waste Management Inc. and from 1989 to 1993, he served as Vice President of Chemical Waste Management, Inc. From 1982 to 1989, he served in a number of senior federal government positions, including Under Secretary of the U.S. Department of the Interior ("Interior") from 1987 to 1989, and as Chief Operating Officer of Interior from 1985 to 1989. Mr. Gjelde is currently a member of the boards of directors of two publicly held companies: DIDAX, Inc. a company in the Internet field, and Electrosource, Inc., a technology company specializing in metals and bi-metals extrusion and battery development and manufacturing. He holds a Bachelor of Science degree in Engineering from Oregon State University.

  George Doubleday II, 59, was appointed as a director of the Company in April 1999 and is being nominated for election for the first time. Mr. Doubleday has been a private investor and advisor to companies for 18 years, principally through his investment company, Nathan M. Malle Associates. Since 1983 he has also been Chairman of the InnerAsia Group, a family of companies with interests in international tourism, trade, and manufacturing. From 1965 to 1981, he served with Pan American World Airways as Staff Vice President Operations Control and Regional Managing Director Southeast Asia. From 1961 to 1965, he served as a fighter pilot with the U.S. Marine Corps. He holds a Bachelor of Science degree in Industrial Administration from Yale University.

              THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
                  VOTE "FOR" ALL OF THE NOMINEES LISTED ABOVE

                     THE BOARD OF DIRECTORS AND COMMITTEES

  The Board of Directors conducted seven (7) meetings during fiscal year 1998. All of the persons who are currently Directors of the Company, except one, attended at least seventy-five percent (75%) of the aggregate of: (i) the total number of meetings of the board of directors, and (ii) the total number of meetings held by the committee on which they served during fiscal year 1998. Doreen M. Chiu attended 71% of the meetings and was absent from the others due to travel in Asia on Company business. The Board of Directors has two committees, the Audit Committee and the Compensation Committee.

Compensation of Directors

  Each non-employee director receives a cash fee of $2,000 per Board meeting attended (but not including conference calls) and an additional $2,000 per Board Committee meeting attended, if such committee meeting is held on a day different from that of a Board meeting. Each non-employee Board member, upon appointment to the Board and pursuant to the Company's 1998 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") received an automatic option grant to purchase 20,000 shares of Common Stock at an option exercise price equal to 100% of the market price of the Common Stock on the date of grant ($8.50 per share, in the case of Messrs. Gjelde and Kadak and $6.875 per share in the case of Mr Doubleday). Each option has a maximum term of ten (10) years and became immediately exercisable as to 5,000 of the option shares upon the date of grant. The balance of the option shares vest at 5,000 shares each on the succeeding three anniversaries of the grant date.

Audit Committee

  The Audit Committee of the Board is composed of Messrs. Gjelde, Doubleday and Kadak and is chaired by Mr. Gjelde. The Audit Committee was formed in May 1998 and met once in fiscal year 1998. The functions performed by the Audit Committee include making recommendations to the Board of Directors regarding the selection of independent accountants to serve the Company for the ensuing year and reviewing with the independent accountants and management the general scope and results of the company's annual audit, the fees charged by the independent accountants and other matters relating to internal control systems. In addition, the Audit Committee is responsible for reviewing and monitoring the performance of non-audit services by the Company's auditors and for recommending the engagement or discharge of the Company's independent accountants.

Compensation Committee

  The Compensation Committee of the Board is composed of Messrs. Kadak, Doubleday and Gjelde, and is chaired by Mr. Kadak. All members of this Committee are non-employee directors. The responsibilities of the Compensation Committee include establishing the compensation of the Chief Executive Officer, reviewing and approving executive compensation policies and practices, reviewing salaries and bonuses for certain executive officers of the Company and administering the Company's stock option plans. The Compensation Committee met two (2) times during fiscal year 1998.

                PROPOSAL NO. 2--AMEND THE 1998 STOCK OWNERSHIP
               INCENTIVE PLAN TO PROVIDE FOR AN INCREASE IN THE
                 NUMBER OF SHARES AVAILABLE FOR OPTION GRANTS

General

  The Incentive Plan was adopted in February 1998. It authorizes the award of stock options, shares of restricted stock and performance units to employees of the Company. A total of 500,000 shares of Common Stock were reserved for issuance, with no more than 250,000 shares allowed to be issued in the form of shares of restricted stock. The Incentive Plan is intended to advance the interests of the Company by encouraging the Company's employees who contribute to the Company's long-term success and development to acquire and retain an ownership interest in the Company.

  The Incentive Plan is administered by the Board. All employees (318 at April 28, 1999) are eligible to receive option grants. The Board selects employees to receive awards under the Incentive Plan and determines the terms, conditions and limitations applicable to each award. Each award is evidenced by a grant letter from the Board to the recipient setting forth the terms and conditions of the award. The Incentive Plan will terminate at the discretion of the Board; provided, however, that in no event will the term of the Incentive Plan extend beyond the tenth anniversary of its adoption by the Board.

  Stock options granted pursuant to the Incentive Plan may either be incentive stock options ("ISOs") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or stock options not intended to so qualify. Each stock option awarded under the Incentive Plan must have an exercise price equal to at least 100% of the fair market value of the Common Stock on the date of grant ($7.50 at April 28, 1999), and ISOs granted to any employee possessing more than 10% of the combined voting power of all classes of stock of the Company must have an exercise price equal to at least 110% of such fair market value. Optionees may exercise options under the Incentive Plan by paying cash, by tendering shares of Common Stock, by using a cashless exercise procedure provided for in the Incentive Plan, or by a combination thereof, as permitted by the Board. Options typically vest in equal installments over a three year period and, upon a change of control of the Company (as defined in the Incentive Plan), any outstanding options become fully vested and immediately exercisable. No options granted under the Incentive Plan may be exercised after the expiration of ten years from the date it was granted.

  There generally are no federal income tax consequences to the Participant or the Company by reason of the grant or exercise of an ISO. If the Participant holds Shares of Common Stock acquired through exercise of an ISO for at least two (2) years from the date on which the Option is granted and at least one
(1) year from the date on which the Shares are transferred to the Participant upon exercise of the Option, any gain or loss on a disposition of such Shares will be long-term capital gain or loss. Generally, if the Participant disposes of the Shares before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the Participant will realize taxable ordinary income equal to the lesser of (a) the excess of the Shares' fair market value on the date of exercise over the exercise price of the Option, or (b) the Participant's actual gain, if any, on the purchase and sale. The Participant's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term, mid-term, or short-term depending on how long the Participant holds the stock. Capital gains are generally subject to lower tax rates than ordinary income.

  To the extent the Participant recognizes taxable ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

  Any non-qualified stock options ("NQSOs") granted under the Plan are not intended to be "incentive stock options" under the Code. At the time of grant of an NQSO, no income will be recognized by the Participant, and the Company will not be entitled to a deduction. Upon the exercise of an NQSO, the Participant will recognize taxable ordinary income and the Company will be entitled to a corresponding business deduction in an amount by which the then fair market value of the Shares issued to such Participant exceeds the exercise price (provided certain tax withholding requirements are met). Upon any subsequent disposition of such Shares, the Participant will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon such disposition and the fair market value of such Shares at the time of exercise. Such capital gain or loss will be long-term, mid-term, or short-term depending on how long the Participant holds the Shares.

Reasons for the Proposed Amendment

  The Company's Board of Directors believes that stock options are an important way to attract, retain and reward the employees who will contribute to the long-term success of the Company. In 1998, options to purchase 391,000 shares of Common Stock were granted as Incentive Stock Options to a total of 66 employees (options to purchase 190,000 shares were granted to executive officers). As of April 28, 1999 there are only 109,000 shares available for future grants under the Incentive Plan.

  The Company has been growing rapidly and will need to continue to attract and retain key management and operating personnel in the future. The Board of Directors is recommending that the Incentive Plan be amended to provide for a total of one million shares of Common Stock to be available for option grants thereunder, an increase of 500,000 shares over the 500,000 shares initially available for option grants under the Incentive Plan.

           THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO INCREASE THE NUMBER OF
             SHARES UNDER THE 1998 STOCK OWNERSHIP INCENTIVE PLAN

                             CERTAIN TRANSACTIONS

  The following is a summary of certain transactions to which the Company was or is a party and in which certain executive officers, directors or shareholders of the Company had or have a direct or indirect material interest.

  From 1992 to 1997, Doreen M. Chiu, the Company's Chairman of the Board and Chief Executive Officer, extended a series of loans to the Company, each of which was repayable in full upon demand (collectively, the "Loan"). The Loan, which was unsecured, bore interest at an annual rate of 10%, payable concurrently with principal. The outstanding principal balance of the Loan, including accrued interest, at December 31, 1997 was $1,280,180. This Loan was repaid in full in 1998.

  Doreen M. Chiu and Frank Y. Chiu, the Executive Vice-President and a director of the Company, have each guaranteed the obligations of the Company under (i) a Promissory Note in the principal amount of $3,000,500 held by Safeco Credit Company, Inc.; (ii) a Term Loan Agreement in the principal amount of $400,000 held by Sanwa Bank California; (iii) an Equipment Lease between the Company and Great Western Leasing that provides for an aggregate rental amount of $215,673; (iv) an Equipment Lease between the Company and The CIT Group/Equipment Financing, Inc. that provides for an aggregate rental amount of $174,640; and (v) a Commercial Lease Agreement between the Company and California Thrift and Loan with an aggregate rental amount of $125,767.

  In connection with the issuance of certain bonds, undertakings and other instruments of guarantee in favor of the Company, Doreen M. Chiu and Frank Y. Chiu have each executed (i) a blanket Indemnity Agreement in favor of ACSTAR Insurance Company ("ACSTAR"), indemnifying ACSTAR against any losses that ACSTAR may incur in connection with the issuance of any such bonds, undertakings or other instruments of guarantee, and (ii) a blanket Continuing Agreement of Indemnity-Contractor's Form for the benefit of Reliance Insurance Company, United Pacific Insurance, Reliance National Indemnity Company and Reliance Surety Company, indemnifying such entities against any losses that such entities may incur in connection with the issuance of any such bonds, undertakings or other instruments of guarantee. As of December, 31, 1998, the potential aggregate liability of Mr. and Mrs. Chiu under the blanket indemnities was approximately $5.4 million.

  In 1998, the Company entered into a contract to provide certain engineering, remediation and construction services to Mission Ranch Center, a California limited partnership ("Mission Ranch"). Doreen M. Chiu and Frank Y. Chiu are the sole general partners of and own a 50% partnership interest in Mission Ranch. The Company reported revenues of $785,000 and costs of $432,000 related to services provided under this contract in 1998. The total project contract value is approximately $3.0 million and is expected to be completed in fiscal 1999.

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth the beneficial ownership of the Common Stock of the Company as of April 28, 1999, by each person known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock, by each director, by each executive officer named in the Summary Compensation Table below and by all current directors and executive officers as a group. All shares are subject to the named person's sole voting and investment power, except where otherwise indicated. The address of each beneficial owner identified in care of the Company, 47375 Fremont Boulevard, Fremont, California 94538.

                                                                   Percent of
                                                         Number of   Shares
   Name                                                  Shares(1) Outstanding
   ----                                                  --------- -----------
   Doreen M. Chiu(2).................................... 2,605,926    18.6%
   George Doubleday, II(3)..............................   497,243     3.5%
   Eric C. Su(4)........................................   110,000       *
   William M. Hewitt(5).................................    53,333       *
   Steven J. Guerrettaz(6)..............................    40,000       *
   Earl E. Gjelde(7)....................................    10,000       *
   Andrew C. Kadak(7)...................................    10,000       *
   All directors and executive officers as a group (9
    persons)(8)......................................... 3,401,102    24.2%

--------
 * The number of shares owned is less than 1%

(1) Beneficial ownership includes shares of Common Stock subject to options held by the named person that are currently exercisable or will become exercisable within 60 days.

(2) Includes all shares beneficially owned by Frank Y. Chiu as community property.

(3) Includes options to purchase 5,000 shares of Common Stock

(4) Includes options to purchase 40,000 shares of Common Stock.

(5) Represents options to purchase 53,333 shares of Common Stock

(6) Represents options to purchase 40,000 shares of Common Stock

(7) Represents options to purchase 10,000 shares of Common Stock

(8) Includes 198,333 shares of Common Stock that may be issued upon the exercise of options outstanding and beneficially owned by the directors and executive officers as a group.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers. Officers, directors and greater than ten percent (10%) beneficial owners are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any late filings during the most recent fiscal year. To the Company's knowledge, based solely on its review of the copies of such reports required to be furnished to the Company during the most recent fiscal year, all of these reports were timely filed with the Securities and Exchange Commission and the National Association of Securities Dealers, except that reports to reflect the grant of options to Ms. Chiu and Messrs. Chiu, Hewitt, Guerrettaz and Su were inadvertently filed late, with one such report filed late in the case of each such person.

                      COMPENSATION OF EXECUTIVE OFFICERS

  The following table discloses compensation received by the Company's Chief Executive Officer and the four (4) remaining most highly paid executive officers who received total compensation in excess of $100,000 for the previous years ended December 31, 1998, 1997 and 1996.

                          Summary Compensation Table

                                                                   Long-Term
                                                                  Compensation
                                                                     Awards
                                                                  ------------
                                             Annual Compensation
                                                     (3)           Securities
                                             --------------------  Underlying
   Name and Principal Position               Year  Salary  Bonus    Options
   ---------------------------               ---- -------- ------ ------------
   Doreen M. Chiu........................... 1998 $156,000     *     50,000
    Chief Executive Officer                  1997  150,000     *    150,000
                                             1996  150,000     *         *
   Frank Y. Chiu............................ 1998  130,000     *     50,000
    Executive Vice President                 1997  120,000     *    159,900
                                             1996  120,000     *         *
   William M. Hewitt........................ 1998  157,038     *     40,000
    President--Waste Management Services(1)  1997  103,269     *     70,000
                                             1996       *      *         *
   Steven J. Guerrettaz..................... 1998  150,000     *     10,000
    Chief Financial Officer(2)               1997    1,731     *     60,000
                                             1996       *      *         *
   Eric C. Su............................... 1998  112,086     *     40,000
    Vice President--Marketing & Planning     1997   94,386 25,000    20,000
                                             1996   76,000 24,736        *

--------
 * None

(1) Joined the Company in April 1997.

(2) Joined the Company in December 1997.

(3) Each of the named executive officers received perquisites and other personal benefits, the aggregate amount of which did not exceed the lesser of $50,000 or 10% of the annual base salary reported.

Stock Option Grants and Exercises

  The following table shows, as to the individuals named in the Summary Compensation Table above, information concerning stock options granted during the fiscal year ended December 31, 1998.


                       Option Grants in Last Fiscal Year

                                          Individual Grants
                         ----------------------------------------------------
                                                                                  Potential
                                                                               RealizableValue
                                                                              at Assumed Annual
                                                                               Rates of Stock
                                                                                    Price
                         Number of     % of Total                             Appreciation for
                         Securities     Options                                  Option Term
                         Underlying    Granted to                                  ($)(1)
                          Options      Employees    Exercise Price Expiration -----------------
          Name           Granted (#) in Fiscal Year Per Share ($)   Date (2)     5%      10%
          ----           ----------  -------------- -------------- ---------- -------- --------
Doreen M. Chiu..........   50,000         10.4%         $5.50       10/09/08  $397,946 $663,279
Frank Y. Chiu...........   50,000         10.4%          5.50       10/09/08   397,946  663,279
William M. Hewitt.......   40,000          8.3%          5.00       10/09/08   285,779  478,748
Steven J. Guerrettaz....   10,000          2.1%          5.00       10/09/98    71,445  119,687
Eric C. Su..............   40,000          8.3%          5.00       10/09/08   285,779  478,748

--------
(1) Potential realizable value is based on the assumption that the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

(2) Options may terminate before their expiration date if the optionee's status as an employee is terminated.

  The following table shows, as to the individuals named in the Summary Compensation Table above, information concerning stock options exercised during the fiscal year ended December 31, 1998 and the value of unexercised options at such date.

                Aggregated Option Exercises in Last Fiscal Year
                       And Fiscal Year-End Option Values

                                                       Number of Securities
                                                      Underlying Unexercised Value of Unexercised In-
                                                            Options at         the-Money Options at
                                                      December 31, 1998 (#)  December 31, 1998 ($)(1)
                                                      ---------------------- ------------------------
                         Shares Acquired    Value          Exercisable/            Exercisable/
                         On Exercise (#) Realized ($)     Unexercisable           Unexercisable
                         --------------- ------------ ---------------------- ------------------------
Doreen M. Chiu..........        --            --          21,000/179,000        $43,875/1,006,125
Frank Y. Chiu...........        --            --          34,000/241,900        138,450/  454,813
William M. Hewitt.......        --            --          36,666/ 73,334         87,082/  174,168
Steven J. Guerrettaz....        --            --          30,000/ 40,000         71,250/   95,000
Eric C. Su..............        --            --         100,000/ 50,000        720,300/  158,750

--------
(1) Based on the fair market value of the Common Stock at December 31, 1998 of $7.375 per share, less the exercise price paid for such shares.

Employment Agreements

  None of the individuals named in the Summary Compensation Table above is a party to an employment agreement with the Company.

          REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 13 shall not be incorporated by reference into any such filings.

Compensation Philosophy

  The Compensation Committee of the Board of Directors of the Company (the "Committee") consists of the three (3) independent directors who are neither employees nor officers of the Company. The Committee reviews the Company's executive compensation program and policies, determines the compensation of the Company's Chief Executive Officer ("CEO"), and reviews and approves the CEO's recommendations for the compensation of the other senior executive officers of the Company.

  The Committee's philosophy regarding compensation of the Company's senior management is to link rewards to financial and operational performance, to encourage creation of shareholder value and to achieve the Company's strategic goals and objectives. Through its executive compensation policies, the Committee seeks to attract, retain and motivate highly qualified executives who will contribute to the Company's success. Thus, the Committee believes the Company's compensation arrangements must remain competitive with those offered by other companies of similar size and scope of operations. To achieve these goals, the executive compensation program consists of three primary components which, taken together, constitute a flexible and balanced method of establishing total compensation for senior management. These components are:
(i) base salary which reflects individual performance and contribution to the Company; (ii) discretionary annual bonus awards payable in cash and tied to the Company's achievement of financial targets; and (iii) long-term stock based incentive awards designed to strengthen the mutuality of interests between the Company's executive officers and its shareholders. Beginning in 1998, option grants to executive officers are made under the Company's 1998 Stock Ownership Incentive Plan by the Committee.

Cash Based Compensation

  Salary. Consistent with the Company's philosophy, the Committee's approach to base compensation is to offer competitive salaries in comparison with market practices. Salary decisions are based on an annual review with the CEO, considering the decision-making responsibilities of each position and the experience, work performance, and team-building skills of position incumbents, subject to existing employment agreements, if any. The cash salary of each of the Company's executive officers is determined by the individual's performance and past and potential contributions to the Company, as well as the overall financial performance and resources of the Company.

  Bonuses. The Committee has in the past and may in the future authorize the payment of discretionary bonus compensation based upon an assessment of an individual's exceptional contributions to the Company. Bonuses are based upon the overall achievement in increasing the Company's revenue and its level of profitability. In 1998, the Committee did not authorize any bonus to be paid to any executive officer.

  As a general matter, the Committee endorses the philosophy that executive compensation should reflect company performance. The Company, to date, has not yet adopted any compensation plans which are tied directly to Company performance by formula.

Equity Based Compensation

  The executive officers have, from time to time, received grants of options to acquire Common Stock. The purpose of the option grants is to provide such individuals with additional incentives to maximize shareholder value. The Committee also utilizes vesting periods to encourage key employees to continue in the employ of the

Company. The size of the option grant to each executive officer is set at a level which is intended to create a meaningful opportunity for stock ownership based on the individual's current position with the Company and may also be based in part upon Company performance factors such as earnings per share and revenue growth. However, the extent to which these latter factors are taken into consideration will vary from individual to individual at the Committee's sole discretion.

Chief Executive Officer Compensation

  The process of determining the compensation for the CEO and the factors taken into consideration in such determination are generally the same as the process and factors used in determining the compensation of all of the executive officers of the Company. The Committee considers both the Company's overall performance and the CEO's individual performance. Bonuses for the CEO are based upon the overall achievements in increasing the Company's revenue and its level of profitability. In 1998, the Company did not pay the CEO a bonus. Ms. Chiu's salary was determined based on analysis of salaries paid by peer companies and on Ms. Chiu's knowledge, experience and individual performance.

  The foregoing report has been furnished by the Compensation Committee of the Board of Directors of the Company.

                                          Andrew C. Kadak, Chairman
                                          Earl E. Gjelde

                            COMPENSATION COMMITTEE
                     INTERLOCKS AND INSIDER PARTICIPATION

  The following persons served on the Compensation Committee of the Company's Board of Directors during fiscal year 1998: Andrew C. Kadak and Earl E. Gjelde. Neither of these persons is a current or former officer or employee of the Company. There are no "interlocks, " as defined by the Securities and Exchange Commission, with respect to any member of the Compensation Committee.

                               PERFORMANCE GRAPH

  The following graph demonstrates a comparison of cumulative total shareholder returns, calculated on a dividend reinvestment basis and based upon an initial investment of $100 in the Company's Common Stock as compared with the Russell 2000 Index and the Nasdaq Stock Marker (U.S.) Index. No dividends have been declared or paid on the Company's Common Stock during such period. The stock price performance shown on the graph below is not necessarily indicative of future price performance. The Common Stock began trading on the Nasdaq National Market on May 7, 1998. The graph reflects the Company's stock price performance from the initial public offering through the end of fiscal 1998.

                       [PERFORMANCE GRAPH APPEARS HERE]

                                           Cumulative Total Return
                              -------------------------------------------------
                              5/7/98 5/98 6/98 7/98 8/98 9/98 10/98 11/98 12/98
                              ------ ---- ---- ---- ---- ---- ----- ----- -----
ATG INC......................  100   102   90   88   75   71    87    75    87
RUSSELL 2000.................  100    97   98   90   72   78    81    85    91
NASDAQ STOCK MARKET (U.S.)...  100    96  103  102   82   93    97   107   121

                            INDEPENDENT ACCOUNTANTS

  The Company's financial statements for the fiscal year ended December 31, 1998, have been audited by the independent accounting firm of PricewaterhouseCoopers LLP. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he desires and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

  Shareholder proposals for presentation at the year 2000 Annual Meeting of Shareholders and to be considered for inclusion in next year's proxy statement must be received at the Company's principal executive offices on or before January 1, 2000.

                                 OTHER MATTERS

  The Company is not aware of any matters that may come before the Annual Meeting other than those referred to in the Notice of Annual Meeting of Shareholders. If any other matters shall properly come before the meeting, the persons named in the accompanying proxy form intend to vote thereon in accordance with their best judgment.

  ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          Frank Y. Chiu
                                          Secretary

June 18, 1999
Fremont, California

                                                                         ANNEX A


                                  ATG INC.
                     1998 STOCK OWNERSHIP INCENTIVE PLAN



ARTICLE 1.  PURPOSE

         The purpose of this 1998 Stock Ownership Incentive Plan ("Plan") is to advance the interests of ATG Inc., a California corporation ("Company"), and its subsidiaries by encouraging employees who will largely be responsible for the long-term success and development of the Company to acquire and retain an ownership interest in the Company. The Plan is also intended to provide flexibility to the Company in attracting and retaining such employees and stimulating their efforts on behalf of the Company.

ARTICLE 2.  DEFINITIONS AND CONSTRUCTION

         2.1 Definitions. As used in the Plan, terms defined parenthetically immediately after their use or otherwise herein shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings (in either case, such terms shall apply equally to both the singular and plural forms of the terms defined):

                  2.1.1 "Award" shall mean, individually or collectively, a grant under the Plan of Options, Restricted Stock or Performance Units.

                  2.1.2 "Board" shall mean the Board of Directors of the Company.

                  2.1.3 "Cause" shall mean, unless otherwise defined in an agreement evidencing an Award, a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant's willful misconduct or dishonesty, or the Participant's gross insubordination or willful neglect of duty, any of which is determined by the Board to be directly and materially harmful to the business or reputation of the Company or its Subsidiaries.

                  2.1.4 A "Change in Control" shall mean any of the following events:
                          (a) An acquisition (other than directly from the
Company) of any voting securities of the Company ("Voting Securities") by any Person immediately after which such Person has Beneficial Ownership (within the meaning of

Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A Non-Control Acquisition shall mean acquisition by (i) the Company or any Subsidiary, (ii) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined).

                          (b) The individuals who, as of the Effective Date
(as hereinafter defined), are members of tho Board ("Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company's shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board ("Proxy Contest") including by reason of any agreement intended to avoid or settle any such election contest or Proxy Contest; or

                           (c)  Approval by shareholders of the Company of:

                                (i)  A merger, consolidation or reorganization
involving the Company, unless such is a Non-Control Transaction. For purposes of the Plan, the term "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company in which:

                                     (A) the shareholders of the Company
immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization ("Surviving Corporation") in substantially the same respective proportions as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

                                      (B) the individuals who were members of
the Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation; and

                                      (C) no Person (other than the Company,
any Subsidiary of the Company, any employee benefit plan (or a trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary of the Company, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the then outstanding Voting Securities) has Beneficial Ownership of 20% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

                                (ii) A complete liquidation or dissolution of
the Company; or

                                (iii) An agreement for the sale or other
disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person ("Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall be deemed to occur.

                  2.1.5 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

                  2.1.6 "Disability" shall mean the total disability as determined by the Board in accordance with standards and procedures similar to those under the Company's long-term disability plan, or, if none, a physical or mental infirmity which the Board determines impairs the Participant's ability to perform substantially his or her duties for the Company and its Subsidiaries for a period of 180 consecutive days.

                  2.1.7 "Employee" shall mean an individual who is a full-time or part-time employee of the Company or a Subsidiary of the Company.

                  2.1.8 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  2.1.9 "Fair Market Value" of the Shares shall mean, as of any applicable date, the closing sale price of the Shares on the NASDAQ National Market or any national or regional stock exchange on which the Shares are traded, or if no such reported sale of the Shares shall have occurred on such date, on the next preceding date on which there was such a reported sale. If there shall be any material alteration in the present system of reporting sale prices of the Shares, or if the Shares are not included in the NASDAQ National Market or listed on a national or regional stock exchange, the Fair Market Value of the Shares as of a particular date shall be determined by such method as shall be determined by the Board.

                  2.1.10 "ISOs" shall have the meaning given such term in
Section 6.1.

                  2.1.11 "NQSOs" shall have the meaning given such term in
Section 6.1.

                  2.1.12 "Option" shall mean an option to purchase Shares granted pursuant to Article 6.

                  2.1.13 "Option Agreement" shall mean an agreement evidencing the grant of an Option as described in Section 6.2.

                  2.1.14 "Option Exercise Price" shall mean the purchase price per Share subject to an Option, which shall not be less than the Fair Market Value of the Share on the date of grant (110% of Fair Market Value in the case of an ISO granted to a Ten Percent Shareholder).

                  2.1.15 "Participant" shall mean any Employee selected by the Board to receive an Award under the Plan.

                  2.1.16 "Performance Goals" shall have the meaning given such term in Section 8.4.

                  2.1.17 "Performance Period" shall have the meaning given such term in Section 8.3.

                  2.1.18 "Performance Unit" shall mean the right to receive a payment from the Company upon the achievement of specified Performance Goals as set forth in a Performance Unit Agreement.

                  2.1.19 "Performance Unit Agreement" shall mean an agreement evidencing a Performance Unit grant, as described in Section 8.2.

                  2.1.20 "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

                  2.1.21 "Plan" shall mean this ATG Inc. 1998 Stock Ownership Incentive Plan, as the same may be amended from time to time.

                  2.1.22 "Restriction Period" shall mean the period determined by the Board during which transfer of Shares is limited in some way or Shares are otherwise restricted or subject to forfeiture as provided in Article 7.

                  2.1.23 "Restricted Stock" shall mean Shares granted pursuant to Article 7 as to which the restrictions have not expired.

                  2.1.24 "Restricted Stock Agreement" shall mean an agreement evidencing a Restricted Stock grant, as described in Section 7.2.

                  2.1.25 "Retirement" shall mean retirement by a Participant in accordance with the terms of the Company's retirement or pension plans or policies.

                  2.1.26 "Shares" shall mean the shares of the Company's common stock, no par value per share.

                  2.1.27 "Subsidiary" shall mean, with respect to any company, any corporation or other Person of which a majority of its voting power, equity securities, or equity interest is owned directly or indirectly by such company.

                  2.1.28 "Taxable Event" shall mean any event upon which the Company has a withholding obligation and which involves the issuance of Shares to a Participant.

                  2.1.29 "Ten Percent Shareholder" shall mean an Employee who, at the time an ISO is granted, owns (within the meaning of section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

         2.2 Gender and Number. Except where otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

         2.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3.   ADMINISTRATION

         3.1 The Board. The Plan shall be administered by the Board. The Board in administering the Plan shall meet at such times and places as it determines and may meet through telephone conference call.

         3.2 Authority of the Board. Subject to the provisions of the Plan, the Board shall have full authority to:

                  3.2.1 select Participants to whom Awards are granted;

                  3.2.2 determine the size, types and frequency of Awards granted under the Plan;

                  3.2.3 determine the terms and condition of Awards, including any restrictions on or conditions to the Award, which need not be identical;

                  3.2.4 cancel or modify, with the consent of the Participant, outstanding Awards and to grant new Awards in substitution therefor;

                  3.2.5 accelerate the exercisability of any Award, for any reason;

                  3.2.6 construe and interpret the Plan and any agreement or instrument entered into under the Plan;

                  3.2.7 establish, amend and rescind rules and regulations for the Plan's administration; and

                  3.2.8 amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Board as provided in the Plan.

The Board shall make all determinations which may be necessary or advisable for the administration of the Plan. To the extent permitted by law and Rule 16b-3 promulgated under the Exchange Act, the Board may delegate its authority hereunder.

                  3.2.9 Decisions Binding. All determinations and decisions made by the Board pursuant to the provisions of the Plan, and all related orders or resolutions of the Board, shall be final, conclusive and binding for all purposes upon all persons, including the Company, its shareholders, Employees, Participants and their estates and beneficiaries.

         3.3 Section 16 Compliance; Bifurcation of Plan. It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder, if such rules and regulations are applicable to the Company. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16(b) of the Exchange Act, the provision or administration shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act. Notwithstanding anything in the Plan to the contrary, the Board, in its discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Directors and officers who fall within the definition of "officer" under Rule 16a-1(f) promulgated under the Exchange Act shall deliver to the Corporate Secretary of the Company an executed notice of his/her intention to sell Shares acquired directly or indirectly hereunder. Such notice, in which there shall be specified the number of Shares which are to be sold and the date such Shares were acquired, shall be provided at least one full business day in advance of the proposed date of sale.

ARTICLE 4.        SHARES AVAILABLE UNDER THE PLAN

         4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the maximum number of Shares reserved for issuance under this Plan shall be Five Hundred Thousand (500,000). Any Shares issued under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares. If and to the extent an Award shall expire or terminate for any reason without having been exercised in full (including a cancellation and re-grant of an Option), or shall be forfeited, without, in either case, the Participant having realized any of the economic benefits of a shareholder (such as the receipt of dividends or other distributions paid on Shares of Restricted Stock), the Shares (including Restricted Stock) associated with such Awards shall again become available for Award under the Plan.

         4.2 Shares of Restricted Stock Available Under the Plan. Subject to adjustment as provided in Section 4.3, the number of Shares which may be the subject of Awards granted in the form of Restricted Stock is limited to a maximum of Two Hundred Fifty Thousand (250,000) Shares.

         4.3 Adjustments in Authorized Shares and Outstanding Awards. In the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, stock dividend, stock split, reverse stock split, cash dividend, property dividend, share repurchase, share combination, share exchange, or other fundamental change in the corporate structure of the Company affecting the Shares, the Board may substitute or adjust the total number and class of Shares or other stock or securities which may be issued under the Plan, and the number, class and/or price of Shares subject to outstanding Awards, as it determines to be appropriate and equitable to prevent dilution or enlargement of the rights of Participants and to preserve, without increasing, the value of any outstanding Awards; and further provided, that the number of Shares subject to any Award shall always be a whole number. In the case of ISOs, such adjustments shall be made in such a manner so as not to constitute a "modification" within the meaning of section 424(h)(3) of the Code and only to the extent otherwise permitted by sections 422 and 424 of the Code.

ARTICLE 5.   ELIGIBILITY AND PARTICIPATION

         All Employees of the Company and its Subsidiaries are eligible to receive Awards under the Plan. In selecting Employees to receive Awards under the Plan, as well as in determining the number of Shares subject to, and the other terms and conditions applicable to, each Award, the Board shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan, including the duties of the Employees, their present and potential contribution to the success of the Company and their anticipated number of years of active service remaining with the Company or a Subsidiary.

ARTICLE 6.   STOCK OPTIONS

         6.1 Grant of Options. Subject to the terms and provisions of the Plan, the Board may grant Options to Participants at any time and from time to time, in the form of options which are intended to qualify as incentive stock options within the meaning of section 422 of the Code ("ISOs"), Options which are not intended to so qualify ("NQSOs"), or a combination thereof.

         6.2 Option Agreement. Each Option shall be evidenced by an Option Agreement that shall specify the Option Exercise Price, the duration of the Option, the number of Shares to which the Option relates and such other provisions as the Board may determine which are required by the Plan. The Option Agreement shall also specify whether the Option is intended to be an ISO or a NQSO and shall include such provisions applicable to the particular type of Option granted.

         6.3 Duration of Options. Each Option shall expire at such time as is determined by the Board at the time of grant ("Expiration Date"); provided, however, that no Option shall be exercised later than the tenth anniversary of its grant (fifth anniversary, in the case of an ISO granted to a Ten Percent Shareholder).

         6.4 Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall approve at the time of grant, which need not be the same for each grant or for each Participant. Options shall be exercised by delivery to the Company of a written notice of exercise, setting forth the number of Shares with respect to which the Option is to be exercised and accompanied by full payment of the Option Exercise Price and all applicable withholding taxes.

         6.5 Payment of Option Exercise Price. The Option Exercise Price for Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise either (a) in cash in the form of currency or other cash equivalent acceptable to the Company, (b) by rendering Shares having a Fair Market Value at the time of exercise equal to the Option Exercise Price, (c) any other reasonable consideration that the Board may deem appropriate or (d) by a combination of the forms of consideration described in (a), (b) and (c) of this
Section 6.5. The Board may permit the cashless exercise of Options, subject to applicable securities law restrictions and the requirements of Regulation T promulgated by the Federal Reserve Board, or by any other means which the Board determines to be consistent with the Plan's purpose and applicable law; except that in the case of any Participant subject to Section 16(b) of the Exchange Act such cashless exercise of his or her Option may not occur within six months of the date of grant of such Option, to the extent such exercise during such six-month period would not be exempted from Section 16(b) of the Exchange Act by virtue of Rule 16b-3 promulgated thereunder.

         6.6 Vesting Upon Change in Control. Upon a Change in Control, any then outstanding Options held by Participants shall become fully vested and immediately exercisable.

         6.7 Termination of Employment. If the employment of a Participant is terminated for Cause, all then outstanding Options of such Participant, whether or not exercisable, shall terminate immediately. If the employment of a Participant is terminated for any reason other than for Cause, death, Disability or Retirement, to the extent then outstanding Options of such Participant are exercisable, such Options may be exercised by such Participant or such Participant's personal representative at any time prior to the Expiration Date of the Options or within 60 days after the date of such termination of employment, whichever is earlier. In the event of the Retirement of a Participant, to the extent then outstanding Options of such Participant are exercisable, such Options may be exercised by the Participant (a) in the case of NQSOs, within two years after the date of Retirement and (b) in the case of ISOs, within 90 days after Retirement; provided, however, that no such Options may be exercised on a date subsequent to their Expiration Date. In the event of the death or Disability of a Participant while employed by the Company or a Subsidiary, all then outstanding Options of such Participant shall become fully vested and immediately exercisable, and may be exercised at any time (x) in the case of NQSOs, within two years after the date of death or determination of Disability and (y) in the case of ISOs, within one year after the date of death or determination of Disability; provided, however that no such Options may be exercised on a date subsequent to their Expiration Date. In the event of the death of a Participant, the Option may be exercised by the person or persons to whom rights pass by will or by the laws of descent and distribution, or if appropriate, the legal representative of the deceased Participant's estate. In the event of the Disability of a Participant, the Option may be exercised by the Participant, or if such Participant is incapable of exercising the Option, by such Participant's legal representative.

ARTICLE 7.   RESTRICTED STOCK

         7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Board may grant shares of Restricted Stock to Participants at any time and from time to time and upon such terms and conditions as it may determine. The purchase price per share, if any, of Restricted Stock granted shall be determined by the Board, but shall not be less than the par value per Share.

         7.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement which shall specify the Restriction Period, the number of shares of Restricted Stock granted and such other provisions as the Board may determine and which are required by the Plan.

         7.3 Non-Transferability of Restricted Stock. Except as provided in this Article 7, shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period as specified in the Restricted Stock Agreement, or upon earlier satisfaction of any other conditions determined at the time of grant specified in the Restricted Stock Agreement.

         7.4 Other Restrictions. The Committee may impose such other restrictions on any shares of Restricted Stock as it may deem advisable, including, without limitation, restrictions based upon the achievement of Performance Goals, years of service and/or restrictions under applicable Federal or state securities laws. The Committee may provide that any share of Restricted Stock shall be held (together with a stock power executed in blank by the Participant) in custody by the Company until any or all restrictions thereon shall have lapsed.

         7.5 Forfeiture. The Committee shall determine and set forth in a Participant's Restricted Stock Agreement such events upon which a Participant's shares of Restricted Stock shall be forfeitable, which may include, without limitation, the termination of a Participant's employment during the Restriction Period or the nonachievement of Performance Goals. Any such forfeited shares of Restricted Stock shall be immediately returned to the Company by the Participant, and the Participant shall only receive the amount, if any, paid by the Participant for such Restricted Stock.

         7.6 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 7.4, each certificate representing shares of Restricted Stock shall bear the following legend:

                  "The sale or other transfer of the shares represented by this Certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the ATG Inc. 1998 Stock Ownership Incentive Plan, and in the related Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of ATG Inc."

         7.7 Lapse of Restrictions Generally. Except as otherwise provided in this Article 7, shares of Restricted Stock shall become freely transferable by the Participant and no longer subject to forfeiture after the last day of the Restriction Period, provided however, that if the restriction relates to the achievement of a Performance Goal, the Restriction Period shall not end until the Board has certified in writing that the Performance Goal has been meet. Once the shares of Restricted Stock are released from their restrictions, the Participant shall be entitled to have the legend required by Section 7.6 removed from the Participant's share certificate, which certificate shall thereafter represent freely transferable and nonforfeitable Shares free from any and all restrictions under the Plan.

         7.8 Lapse of Restrictions Upon Change in Control. Upon a Change in Control, any restrictions and other Plan conditions pertaining to then outstanding shares of Restricted Stock held by Participants, including, but not limited to, vesting requirements, shall lapse and such Shares shall thereafter be immediately transferable and nonforfeitable.

         7.9 Voting Rights: Dividends and Other Distributions. During the Restriction Period, Participants holding shares of Restricted Stock may exercise full voting rights, and shall, unless the Board exercises its discretion as provided in Section 7.10, be entitled to receive all dividends and other distributions paid with respect to such Restricted Stock. If any dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions as the shares of Restricted Stock with respect to which they were paid.

         7.10 Treatment of Dividends. At the time shares of Restricted Stock are granted to a Participant, the Board may, in its discretion, determine that the payment of dividends, or a specified portion thereof, declared or paid on such shares shall be deferred until the lapse of the restrictions applicable to such shares, in which event such deferred dividends shall be held by the Company for the account of the Participant. In the event of such deferral, there may be credited at the end of each year (or portion thereof) interest on the amount of the account during the year at a rate per annum as the Board, in its discretion, may determine. Deferred dividends, together with interest accrued thereon, if any, shall be (a) paid to the Participant upon the lapse of restrictions on the shares of Restricted Stock as to which the dividends related or (ii) forfeited to the Company upon the forfeiture of such shares by the Participant.

         7.11 Termination of Employment. If the employment of a Participant is terminated for any reason other than death or Disability prior to the expiration of the Restriction Period applicable to any shares of Restricted Stock then held by the Participant, such shares shall thereupon be forfeited immediately by the Participant and returned to the Company, and the Participant shall only receive the amount, if any, paid by the Participant for such Restricted Stock. If the employment of a Participant is terminated as a result of death or Disability prior to the expiration of the Restriction Period applicable to any shares of Restricted Stock then held by the Participant, any restrictions and other conditions pertaining to such shares then held by the Participant, including, but not limited to, vesting requirements, shall immediately lapse and such Shares shall thereafter be immediately transferable and nonforfeitable. Notwithstanding anything in the Plan to the contrary, except in the case of Restricted Stock for which a Performance Goal must be achieved, the Board may determine, in its sole discretion, in the case of any termination of a Participant's employment other than for Cause, that the restrictions on some or all of the shares of Restricted Stock awarded to a Participant shall immediately lapse and such Shares shall thereafter be immediately transferable and nonforfeitable.

ARTICLE 8.        PERFORMANCE UNITS

         8.1 Grant of Performance Units. The Board may, from time to time and upon such terms and conditions as it may determine, grant Performance Units which will become payable to a Participant upon certification in writing by the Board that the Performance Goals related thereto have been achieved.

         8.2 Performance Unit Agreement. Each Performance Unit grant shall be evidenced by a Performance Unit Agreement that shall specify the Performance Goals, the Performance Period and the number of Performance Units to which it pertains.

         8.3 Performance Period. The period of performance ("Performance Period") with respect to each Performance Unit shall be such period of time, which shall not be less than one year, nor more than five years, as determined by the Board, for the measurement of the extent to which Performance Goals are attained.

         8.4 Performance Goals. The goals ("Performance Goals") that are to be achieved with respect to each Performance Unit, or Restricted Stock subject to a requirement that Performance Goals be achieved, shall be those objectives established by the Board as it deems appropriate, and which may be expressed in terms of, by way of illustration and not limitation, (a) earnings per Share, (b) Share price, (c) pre-tax profit, (d) net earnings, (e) return on equity or assets, (f) revenues or (g) any combination of the foregoing Performance Goals, in respect of the performance of the Company and its Subsidiaries (which may be on a consolidated basis), a Subsidiary, a division or other operating unit of the Company. Performance goals may be absolute or relative and may be expressed in terms of a progression within a specified range. The Performance Goals with respect to a Performance Period shall be established by the Board in order to comply with Rule 16b-3 under the Exchange Act and section 162(m) of the Code, as applicable.

         8.5 Termination of Employment. If the employment of a Participant shall terminate prior to the expiration of the Performance Period for any reason other than for death, Disability or Retirement, the Performance Units then held by the Participant shall immediately terminate. In the case of termination of employment by reason of death, Disability or Retirement of a Participant prior to the expiration of the Performance Period, any then outstanding Performance Units of such Participant shall be payable in an amount equal to the maximum amount payable under the Performance Unit multiplied by a percentage equal to the percentage that would have been earned under the terms of the Performance Unit Agreement assuming that the rate at which the Performance Goals have been achieved as of the date of such termination of employment would have continued until the end of the Performance Period; provided, however, that if no maximum amount payable is specified in the Performance
Unit Agreement, the amount payable shall be such amount as the Board shall determine is reasonable.

         8.6 Payment Upon Change in Control. Upon a Change in Control, any then outstanding Performance Units shall become fully vested and immediately payable in an amount which is equal to the greater of (a) the maximum amount payable under the Performance Unit multiplied by a percentage equal to the percentage that would have been earned under the terms of the Performance Unit Agreement assuming that the rate at which the Performance Goals have been achieved as of the date of such Change in Control would have continued until the end of the Performance Period or (b) the maximum amount payable under the Performance Unit multiplied by the percentage of the Performance Period completed by the Participant at the time of the Change in Control; provided, however, that if no maximum amount payable is specified in the Performance Unit Agreement, the amount payable shall be such amount as the Board shall determine is reasonable.

         8.7 Time and Manner of Payment of Performance Units. Subject to such terms and conditions as the Board may impose, and unless otherwise provided in the Performance Unit Agreement, Performance Units shall be payable within 90 days following the end of the Performance Period during which the Participant attained at least the minimum acceptable level of achievement under the Performance Goals, or 90 days following a Change in Control, as applicable. The Board, in its discretion, may determine at the time of payment required in connection with a Performance Unit whether such payment shall be made (a) solely in cash, (b) solely in Shares (valued at the Fair Market Value of the Shares on the date of payment) or (c) a combination of cash and Shares; provided, however, that if a Performance Unit becomes payable upon a Change in Control, the Performance Unit shall be paid solely in cash.

         8.8 Designation of Beneficiary. Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom the right to receive payments under a Performance Unit is to be paid in case of the Participant's death before receiving any or all such payments. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company and shall be effective only when filed by the Participant in writing with the Board or its designee during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 9.        AMENDMENT, MODIFICATION AND TERMINATION

         9.1 Termination Date. The Plan shall terminate on the earliest to occur of (a) the tenth anniversary of the adoption of the Plan by the Board, (b) the date when all Shares available under the Plan shall have been acquired pursuant to the exercise of Awards and the payment of all benefits in connection with Performance Unit Award has been made or (c) such other date as the Board may determine in accordance with Section 9.2.

         9.2 Amendment, Modification and Termination. The Board may, at any time, amend, modify or terminate the Plan. Without the approval of the shareholders of the Company (as may be required by section 162(m) of the Code, Section 16 of the Exchange Act and the rules promulgated thereunder, any national securities exchange or national market system on which the Shares are then listed, included or reported or a regulatory body having jurisdiction with respect hereto), however, no such amendment, modification or termination may:

                  9.2.1 materially increase the benefits accruing to Participants under the Plan;

                  9.2.2 increase the total amount of Shares which may be issued under the Plan, except as provided in Section 4.3;

                  9.2.3 materially modify the class of Employees eligible to participate in the Plan;

                  9.2.4    extend the term of the Plan; or

                  9.2.5 otherwise modify or add a material term of the Plan (as determined under section 162(m) of the Code and Proposed Treasury Regulation section 1.162-27).

         9.3 Awards Previously Granted. No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Award without the written consent of the Participant holding such Award.

ARTICLE 10.       NON -TRANSFERABILITY

         A Participant's rights under the Plan may not be assigned, pledged or otherwise transferred other than by will or the laws of descent and distribution, except that upon a Participant's death, the Participant's rights to payment pursuant to a Performance Unit may be transferred to a beneficiary designated in accordance with the provisions of Section 8.8; provided, however, that in the case of NQSOs, the Participant may, subject to any restriction under Section 16(b) of the Exchange Act, if applicable, transfer the Options to the Participant's spouse, lineal descendants, trusts for their benefit or a charitable remainder trust of which the Participant or such family members referred to above are a beneficiary or beneficiaries.

ARTICLE 11.       NO GRANTING OF EMPLOYMENT RIGHTS

         Neither the Plan, nor any action taken under the Plan, shall be construed as giving any Employee the right to become a Participant, nor shall an Award under the Plan be construed as giving a Participant any right with respect to continuance of employment by the Company or any of its Subsidiaries. The Company expressly reserves the right to terminate, whether by dismissal, discharge or otherwise, a Participant's employment at any time, with or without Cause, except as may otherwise be provided by any written agreement between the Company and the Participant.

ARTICLE 12.       WITHHOLDING

         12.1 Tax Withholding. A Participant shall remit to the Company an amount sufficient to satisfy Federal, state and local taxes (including the Participant's FICA and Medicare obligation) required by law to be then withheld by the Company with respect to any grant, exercise or payment made under or as a result of the Plan.

         12.2 Share Withholding. If the Company has a withholding obligation upon the issuance of Shares under the Plan, a Participant may, subject to the discretion of the Board, elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the withholding tax is to be determined equal to the amount required to be withheld under applicable law.

ARTICLE 13.       INDEMNIFICATION

         Except in relation to matters as to which the Board member was grossly negligent or engaged in willful misconduct, no member of the Board shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

ARTICLE 14.       SUCCESSORS

         All obligations of the Company with respect to Awards granted under the Plan shall be binding on any successor to the Company, whether the existence of such successor is a result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 15.       GOVERNING LAW

         To the extent not preempted by Federal law, the Plan and all agreements under the Plan, shall be governed by, and construed in accordance with, the laws of the State of California without regard to its conflict of laws principles.

ARTICLE 16.       APPROVAL OF SHAREHOLDERS

         This Plan is effective as of the date of adoption by the Board (the "Effective Date") but is subject to the approval of the holders of a majority of the outstanding shares of the voting stock of the Company, which approval must occur no later than one year after the date of the adoption of this Plan by the Board. Any amendments to the Plan requiring shareholder approval must be approved by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the Company.


Date Plan Adopted by Board of Directors:  February __, 1998

Date Plan Approved by Shareholders: _____________________

                                    ATG INC.
                            47375 Fremont Boulevard
                           Fremont, California 94538

                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

  The undersigned hereby appoints Doreen M. Chiu and Frank Y. Chiu, and each of them, with full power of substitution, as proxies to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of ATG Inc., to be held at The Westin Santa Clara, 5101 Great America Parkway, Santa Clara, California on Thursday, July 15, 1999 at 10:00 am Pacific Daylight Time , and at any adjournments thereof.

  The undersigned hereby acknowledges receipt of a copy of the Company's 1998 Annual Report and Notice of Annual Meeting and Proxy Statement relating to such Annual Meeting.

  The shares represented by this proxy will be voted in accordance with the specifications made herein. If no instructions to the contrary are indicated on the reverse side hereof, this proxy when properly executed will be voted FOR all nominees in proposal 1 and FOR proposal 2. The proxies are authorized to vote in their discretion with respect to other matters which may come before the meeting.

[X] PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

1. ELECTION OF DIRECTORS
   Nominees: Doreen M. Chiu, Frank Y. Chiu, William M. Hewitt, Steven J.
             Guerrettaz, Andrew C. Kadak, Earl E. Gjelde, George Doubleday

           [_] FOR ALL     [_] WITHHOLD ALL     [_] FOR ALL EXCEPT:

                  (Continued and to be signed on reverse side)


2. Amend the 1998 Stock Ownership Incentive Plan to increase the number of shares available for option grants

                    [_] FOR     [_] AGAINST     [_] ABSTAIN

3. Upon any other matters as may properly come before the meeting or any adjournment thereof

                                                -------------------------------
                                                         Signature(s)

                                                -------------------------------
                                                             Date

                                                NOTE: Please mark, date and
                                                sign exactly as name appears
                                                on your share certificate and
                                                return in the enclosed
                                                envelope. If the stock is
                                                issued in the name of two or
                                                more persons, each of them
                                                should sign the proxy. If the
                                                proxy is executed by a
                                                corporation, it should be
                                                signed in the corporation's
                                                name by a duly authorized
                                                officer.